EXHIBIT 10.48

RETIREMENT SAVINGS PLAN

OF

TYSON FOODS, INC.

THIS INDENTURE is made as of the 3rd day of November, 2008, by TYSON FOODS, INC, a corporation duly organized and existing under the laws of the State of Delaware.

W I T N E S S E T H:

WHEREAS, the Primary Sponsor established by indenture originally effective as of October 1, 1987, the Retirement Savings Plan of Tyson Foods, Inc. (the “Plan”), which was last amended by indenture dated January 1, 1993; and

WHEREAS, the Primary Sponsor previously amended and restated the Plan primarily to comply with and make changes permitted by the provisions of the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 by indenture dated December 13, 1999, generally effective as of January 1, 1997; and

WHEREAS, the Primary Sponsor wishes to amend and restate the Plan primarily to consolidate amendments made subsequent to the last amendment and restatement of the Plan; to comply with and make other changes permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”); to reflect final regulations issued under Section 415 of the Code and other regulatory developments; to make certain changes required or permitted by the Pension Protection Act of 2006 (“PPA”); and to make certain other miscellaneous changes; and

WHEREAS, the Plan is intended to be a profit sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii) and also contains a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986; and

WHEREAS, the Plan is intended to satisfy the safe harbor requirements of Code Section 401(k)(12) and Code Section 401(m)(11); and

WHEREAS, the provisions of the Plan, as amended and restated herein, shall apply to Plan Years beginning after January 1, 2008, except to the extent the provisions are required to apply at an earlier date or to any other participants to comply with applicable law;

NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan in its entirety, generally effective as of January 1, 2008, except as otherwise provided herein, to read as follows:

RETIREMENT SAVINGS PLAN

OF

TYSON FOODS, INC.

                                   Page

SECTION 1 DEFINITIONS	1
SECTION 2 ELIGIBILITY	13
SECTION 3 CONTRIBUTIONS	14
SECTION 4 ALLOCATIONS AND INVESTMENT OF TRUST ASSETS	18
SECTION 5 PLAN LOANS	20
SECTION 6 IN-SERVICE WITHDRAWALS	22
SECTION 7 PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT	24
SECTION 8 PAYMENT OF BENEFITS OF RETIREMENT	26
SECTION 9 DEATH BENEFITS	27
SECTION 10 GENERAL RULES ON DISTRIBUTIONS	27
SECTION 11 ADMINISTRATION OF THE PLAN	28
SECTION 12 CLAIM REVIEW PROCEDURE	31
SECTION 13 INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS	34
SECTION 14 PROHIBITION AGAINST DIVERSION	36
SECTION 15 LIMITATION OF RIGHTS	36
SECTION 16 AMENDMENT TO OR TERMINATION OF THE PLAN AND THE TRUST	36
SECTION 17 ADOPTION OF PLAN BY AFFILIATES	38
SECTION 18 QUALIFICATION AND RETURN OF CONTRIBUTIONS	38
SECTION 19 INCORPORATION OF SPECIAL LIMITATIONS	39
APPENDIX A LIMITATION ON ALLOCATIONS	A-1
APPENDIX B TOP-HEAVY PROVISIONS	B-1
APPENDIX C SPECIAL NONDISCRIMINATION RULES	C-1
APPENDIX D FROZEN BENEFIT DISTRIBUTION RULES	D-1
APPENDIX E MINIMUM DISTRIBUTION REQUIREMENTS	E-1

SECTION 1

DEFINITIONS

Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

1.1       “Account” means a Participant’s aggregate balance in the following accounts, as adjusted pursuant to the Plan as of any given date:

(a)       “Salary Deferral Contribution Account” which shall reflect a Participant’s interest in contributions made by a Plan Sponsor under Plan Section 3.1.

(b)       “Employer Contribution Account” which shall reflect a Participant’s interest in matching contributions made by a Plan Sponsor under Plan Section 3.2.

(c)       “Stock Match Account” which shall reflect a Participant’s interest in contributions made by a Plan Sponsor under Plan Section 3.3.

(d)       “After-Tax Contribution Account” which shall reflect a Participant’s interest in after-tax contributions previously made by a Participant to the Fund or transferred to the Plan in a trust-to-trust transfer.

(e)       “Rollover Account” which shall reflect a Participant’s interest in Rollover Amounts. Notwithstanding the foregoing, if the Plan accepts any Rollover Amounts that are not includable in the gross income of the Participant (determined without regard to the rollover) and are transferred to the Plan in a direct trustee-to-trustee transfer, it shall separately account for such amounts and earnings and losses thereon.

The Plan Administrator shall also maintain such additional subaccounts as it determines necessary or desirable to reflect trust-to-trust transfers (other than Rollover Amounts), including, but not limited to, the mergers of other tax-qualified retirement plans with and into the Plan. In addition, the Plan Administrator may allocate the interest of a Participant in any funds transferred to the Plan in any trust-to-trust transfer (other than Rollover Amounts) among the above accounts as the Plan Administrator determines best reflects the interest of the Participant.

1.2       “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Sections 414(b) and (c) above shall be as modified by Code Section 415(h).

1.3       “Annual Compensation” means wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) and all other payments of compensation to an Employee by a Plan Sponsor and Affiliates (in the course of the entity’s trade or business) during a Plan Year for which the Plan Sponsor or Affiliate, as applicable, is required to furnish the Employee a written statement as required to be reported under Code Sections 6041(d), 6051(a)(3) and 6052 (but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code Section 3401(a)(2)). Annual Compensation in excess of the Annual Compensation Limit shall be disregarded for all purposes under the Plan except for purposes of determining who are Highly Compensated Employees. Notwithstanding the above, Annual Compensation shall be determined as follows:

(a)       (1)        for purposes of determining, with respect to each Plan Sponsor, the amount of contributions made by or on behalf of an Employee under Plan Section 3 and allocations under Plan Section 4, and

(2)       for purposes of applying the provisions of Appendix C hereto for such Plan Years as the Secretary of the Treasury may allow,

Annual Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was a Participant;

(b)       for all purposes under the Plan, Annual Compensation shall not include reimbursements or other expense allowances, cash and noncash fringe benefits, moving expense allowances, deferred compensation, welfare benefits, and amounts realized from the exercise of non-qualified stock options or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)       in determining the amount of contributions under Plan Section 3 (other than Section 3.3) and allocations under Plan Section 4 (other than Section 4.1(b)) made by or on behalf of an Employee, Annual Compensation shall not include (1) bonus compensation, except annual bonus compensation of only those Participants who are not eligible to participate in the Executive Savings Plan of Tyson Foods, Inc. (or any successor plan) and other regularly scheduled bonus payments, (2) special non-recurring forms of remuneration; and (3) employer contributions under the Tyson Foods, Inc. Employee Stock Purchase Plan;

(d)       for all purposes under the Plan, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Section 125, 132(f)(4), 402(g)(3), or 457 of the Code;

(e)       notwithstanding the provisions of Subsection (c), if for any Plan Year the compensation percentage for Highly Compensated Employees exceeds by more than a de minimis amount the compensation percentage for Participants who are not Highly Compensated Employees, then the items of Annual Compensation described in Subsection (c) above shall be included as part of Annual Compensation for purposes of determining Plan Sponsor contributions made to Stock Match Accounts; and

(f)        for purposes of applying the annual addition limits in Appendix A, Annual Compensation:

(1)	shall be measured by the limitation year;

(2)       shall include compensation paid following a severance from employment if such compensation is for services during or outside the Employee’s regular working hours, commissions, bonuses, or other similar payments and the compensation would have been paid to the Employee prior to severance from employment if the Employee had continued in employment with the Plan Sponsor or an Affiliate, in accordance with Treasury Regulations Section 1.415(c)-2(e)(3)(ii);

(3)       shall include payments for unused accrued bona fide sick, vacation, or other leave, but only if the employee would have been able to use the leave if employment had continued;

(4)       shall include compensation received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with a Plan Sponsor and only to the extent that the payment is includable in the Employee’s gross income;

(5)       shall not include any other post-severance from employment compensation;

(6)       shall include payments to an individual who does not currently perform services for a Plan Sponsor by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for a Plan Sponsor rather than entering qualified military service; and

(7)       shall include compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

1.4       “Annual Compensation Limit” means $230,000 (for the 2008 Plan Year), which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury. If a determination period consists of fewer than twelve months, the Annual Compensation Limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve.

1.5       “Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a Participant’s Disability made pursuant to Plan Section 12.4.

1.6       “Beneficiary” means the person or trust that a Participant designated most recently in a manner acceptable to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term “Beneficiary” means (a) the Participant’s spouse or (b) if no spouse is alive, the deceased Participant’s estate. Notwithstanding the preceding sentence, the spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust and the spouse’s consent acknowledges the effect of the designation and is witnessed by a notary public or a Plan representative. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a “qualified domestic relations order” (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse’s legal guardian shall be deemed to be consent by the spouse. If, subsequent to the death of a Participant, the Participant’s Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a) or, if no spouse is alive, Subsection (b) shall be the Beneficiary.

1.7       “Board of Directors” means the Board of Directors or other governing body of the Primary Sponsor.

1.8       “Break in Service” means the failure of an Employee, in connection with a termination of employment, to complete a twelve-consecutive-month period beginning on a Severance Date or anniversary thereof during which the Employee fails to perform an Hour of Service. Notwithstanding the foregoing, the absence from employment at anytime during a Plan Year by reason of service in the armed forces of the United States shall not cause a Break in Service during a Plan Year if such Employee is reemployed by the Plan Sponsor within four months after his discharge or release from such service in the armed forces.

1.9	“Code” means the Internal Revenue Code of 1986, as amended.

1.10     “Deferral Amount” means a contribution of a Plan Sponsor on behalf of a Participant pursuant to Plan Section 3.1.

1.11     “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.12     “Disability” means a disability of a Participant which, in the opinion of the Plan Administrator, causes a Participant to be totally and permanently disabled due to sickness or injury so as to be completely unable to perform any and every duty pertaining to his occupation from a cause other than as specified below:

(a)       excessive and habitual use by the Participant of drugs, intoxicants or narcotics;

(b)       injury or disease sustained by the Participant while willfully and illegally participating in fights, riots, civil insurrections or while committing a felony;

(c)       injury or disease sustained by the Participant while serving in any armed forces;

(d)       injury or disease sustained by the Participant diagnosed or discovered subsequent to the date of his termination of employment;

(e)       injury or disease sustained by the Participant while working for anyone other than the Plan Sponsor or any Affiliate and arising out of such employment; and

(f)        injury or disease sustained by the Participant as a result of an act of war, whether or not such act arises from a formally declared state of war.

The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence.

1.13     “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the spouse or former spouse. Effective for distributions made on and after January 1, 2008, a non-spouse Beneficiary of a deceased Participant who is either an individual or an irrevocable trust, where the beneficiaries of such trust are identifiable and the trustee provides the Plan Administrator with a final list of trust beneficiaries or a copy of the trust document by October 31 of the year following the Participant’s death, shall be a Distributee with regard to the interest of the deceased Participant, but only if the Eligible Rollover Distribution is transferred in a direct trustee-to-trustee transfer to an Eligible Retirement Plan which is an individual retirement account described in Code Section 408(a) or an individual retirement account described in Code Section 408(b) (other than an endowment contract).

1.14     “Elective Deferrals” means, with respect to any taxable year of the Participant, the sum of

(a)	any Deferral Amounts;

(b)       any contributions made by or on behalf of a Participant under any other qualified cash or deferred arrangement as defined in Code Section 401(k), whether or not maintained by a Plan Sponsor, to the extent such contributions are not or would not, but for Code Section 402(g)(1), be included in the Participant’s gross income for the taxable year; and

(c)       any other contributions made by or on behalf of a Participant pursuant to Code Section 402(g)(3).

1.15     “Eligibility Service” means the completion of a twelve-consecutive-month period beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment or any anniversary thereof without reaching a Severance Date; provided, however, if an Employee quits, retires or is discharged and then performs an Hour of Service within twelve months of his Severance Date, then such period of severance shall be taken into account in calculating Eligibility Service.

1.16     “Eligible Employee” means any Employee of a Plan Sponsor other than an Employee who is (a) covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan, (b) a leased employee within the meaning of Code Section 414(n)(2), (c) deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o), or (d) a non-resident alien. In addition, no person who is initially classified by a Plan Sponsor as an independent contractor for federal income tax purposes shall be regarded as an Eligible Employee for that period, regardless of any subsequent determination that any such person should have been characterized as a common law employee of the Plan Sponsor for the period in question. For purposes of this Section 1.16 and Section 1.19 below, an Employee shall be deemed to be a “leased employee within the meaning of Code Section 414(n)(2)” if the individual is a person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person, has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)), on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the service recipient.

1.17     “Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a)	an individual retirement account described in Code Section 408(a);

(b)       an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(c)       an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b), unless the Distributee is a non-spouse Beneficiary of a deceased Participant;

(d)       a qualified trust described in Code Section 401(a), unless the Distributee is a non-spouse Beneficiary of a deceased Participant; or

(e)       an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan, unless the Distributee is a non-spouse Beneficiary of a deceased Participant.

Effective for distributions after December 31, 2005, If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.

1.18     “Eligible Rollover Distribution” means any distribution of all or any portion of the Distributee’s Account:

(a)       including any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(i)        an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

(ii)       a qualified trust as described in Code Section 401(a) or an annuity contract described in Code Section 403(b) but only to the extent that

(A)      the distribution is made in a direct trustee-to-trustee transfer; and

(B)      the transferee plan or contract agrees to separately account for amounts transferred (and earnings thereon), including a separate accounting for the portion of the distribution which is includable in income and the portion which is not includable in income; and

(b)	excluding:

(i)        any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more;

(ii)       any distribution to the extent such distribution is required under Code Section 401(a)(9);

(iii)      except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities);

(iv)      a distribution due to the hardship of an Employee, his spouse, his dependent, or his Beneficiary; or

(v)       if the Distributee is a non-spouse Beneficiary of a deceased Participant, any distribution other than a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).

1.19     “Employee” means any person who is (a) a common law employee of a Plan Sponsor or an Affiliate, (b) a leased employee within the meaning of Code Section 414(n)(2) with respect to a Plan Sponsor, or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.20	“Entry Date” means the first day of each payroll period.

1.21     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.22     “Fiduciary” means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

1.23     “Fund” means the amount at any given time of cash and other property held by the Trustee pursuant to the Plan.

1.24     “Highly Compensated Employee” means, with respect to a Plan Year, each Employee who:

(a)       was at any time during the Plan Year or the immediately preceding Plan Year an owner of more than five percent (5%) of the outstanding stock of a Plan Sponsor or Affiliate or more than five percent (5%) of the total combined voting power of all stock of a Plan Sponsor or Affiliate;

(b)       received Annual Compensation in excess of $105,000 (which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury)during the immediately preceding Plan Year; or

(c)       is a former Employee who met the requirements of Subsection (a)(1) or (a)(2) at the time the former Employee separated from service with the Plan Sponsor or an Affiliate or at any time after the former Employee attained age 55. The determination of who is a former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year in accordance with Treasury Regulation Section 1.414(q)-1T, Q&A-4 and Notice 97-45 or later guidance under the Code.

1.25	“Hour of Service” means:

(a)       Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

(b)       Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

(c)       Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (f);

(d)       Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement. The hours described in this Subsection (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (B), in any other case, in the next following computation period;

(e)       Without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the “Act”), each hour (as determined pursuant to the Act) for which an Employee is granted leave under the Act (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job;

(f)        The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate; and

(g)       In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor which authorizes the counting of such service.

(h)       Notwithstanding any other provision in the Plan, Hours of Service will be provided in accordance with Code Section 414(u) with respect to qualified military service to the extent required.

1.26     “Individual Fund” means individual subfunds of the Fund as may be established by the Plan Administrator from time to time for the investment of the Fund.

1.27     “Investment Committee” means a committee, which may be established to direct the Trustee with respect to investments of the Fund.

1.28     “Investment Manager” means a Fiduciary, other than the Trustee, the Plan Administrator, or a Plan Sponsor, who may be appointed by the Primary Sponsor:

(a)       who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

(b)	who

(1)       is registered as an investment adviser under the Investment Advisers Act of 1940;

(2)       is not registered as an investment adviser under such Act by reason of Paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the State (referred to in such Paragraph (1)) in which it maintains its principal office and place of business, and, at the time the fiduciary last filed the registration form most recently filed by the fiduciary with such State in order to maintain the fiduciary’s registration under the laws of such State, also filed a copy of such form with the Secretary;

(3)	is a bank as defined in such Act; or

(4)       is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

(c)       who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.29	“Named Fiduciary” means only the following:

(a)	the Plan Administrator;

(b)	the Trustee;

(c)	the Investment Committee;

(d)	the Investment Manager; and

(e)	the Appeals Fiduciary.

1.30	“Normal Retirement Age” means age 65.

1.31     “Participant” means any Employee or former Employee who has become a participant in the Plan for so long as his Account has not been fully distributed pursuant to the Plan.

1.32     “Plan Administrator” means the organization or person designated to administer the Plan by the Primary Sponsor and, in lieu of any such designation, means the Primary Sponsor.

1.33     “Plan Sponsor” means individually the Primary Sponsor and any Affiliate or other entity which has adopted the Plan and Trust; provided, however, if the Plan is adopted on behalf of Employees of one or more, but less than all, divisions or facilities of any Affiliate, then the term “Plan Sponsor”, as applied to that Affiliate, shall only apply to the divisions or facilities on behalf of whose Employees the Plan has been adopted.

1.34	“Plan Year” means the calendar year.

1.35	“Primary Sponsor” means Tyson Foods, Inc. and each successor thereto.

1.36     “Retirement Date” means the date on which the Participant experiences a termination of employment on or after (a) attaining Normal Retirement Age, or (b) becomes subject to a Disability.

1.37     “Rollover Amount” means any amount transferred to the Fund by a Participant, which amount qualifies as an Eligible Rollover Distribution under Code Sections 401(a)(31), 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3), or 457(e)(16), and any regulations issued thereunder.

1.38     “Severance Date” means the earlier of (a) the date on which an Employee quits, is discharged, retires or dies, and (b) the first anniversary of the first date of a period in which an Employee remains absent from work (with or without pay) with the Plan Sponsor or any Affiliate for any reason. Notwithstanding the foregoing, the Severance Date of an Employee who is absent from work beyond the first anniversary of the first date of absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee, or (4) for purposes of caring for the child for a period immediately following its birth or placement, means the second anniversary of the first date of absence from work. The Plan Administrator may require an Employee to provide to it timely information to establish the reason for any such absence hereunder and the number of days for which there was such an absence.

1.39     “Termination Completion Date” means the last day of the fifth consecutive Break in Service computation period, determined under the Section which defines Break in Service, in which a Participant completes a Break in Service.

1.40     “Termination of Employment” means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Section 7.1 or 7.2, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

1.41     “Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund or any successor agreement.

1.42	“Trustee” means the trustee under the Trust.

1.43	“Valuation Date” means each regular business day.

SECTION 2

ELIGIBILITY

2.1       Existing Participants. Each individual who was a Participant on the date immediately preceding the effective date of this amendment and restatement shall continue to be a Participant as of the effective date of this amendment and restatement.

2.2       Eligible Employees.   Each Eligible Employee shall become a Participant as of the Entry Date coinciding with or next following the date he completes his Eligibility Service.

2.3       Former Participants.   Except as provided in Section 2.5, each former Participant who is reemployed by a Plan Sponsor shall become a Participant as of the date of his reemployment as an Eligible Employee.

2.4       Former Employees Who Completed Their Eligibility Service.         Except as provided in Section 2.5, each former Employee who completes his Eligibility Service but terminates employment with a Plan Sponsor before becoming a Participant shall become a Participant as of the latest of the date he (a) is reemployed, (b) would have become a Participant if he had not incurred a termination of employment, or (c) becomes an Eligible Employee.

2.5       Former Employees Who Incur a Break in Service.   If a former Employee incurs a Break in Service, he shall become a Participant as of the Entry Date coinciding with or next following the date he completes a period of Eligibility Service following the date of his reemployment, regardless of whether the former Employee previously was a Participant.

2.6       Eligible Employees Who Have Not Completed Their Eligibility Service.   Solely for the purpose of contributing Deferral Amounts to the Plan, an Eligible Employee who has not yet completed his Eligibility Service may become a Participant as of the first day of the month following the completion of three full calendar months of service. Notwithstanding the foregoing, any Participant who is a Highly Compensated Employee who has not attained at least age 21 and has not completed his Eligibility Service shall not be permitted to contribute Deferral Amounts to the Plan following the Plan Year in which such a Participant is first eligible to contribute such Deferral Amounts until the Participant has attained at least age 21 and completed his Eligibility Service.

2.7       Eligibility to Contribute Rollover Amounts. Solely for the purpose of contributing a Rollover Amount to the Plan, an Eligible Employee who has not yet become a Participant pursuant to any other provision of this Section 2 shall become a Participant as of the date on which the Rollover Amount is contributed to the Plan only with respect to that Rollover Amount.

2.8       Stock Match Contribution Eligibility.            One or more classes of Eligible Employees of a Plan Sponsor may be designated as Participants solely for purposes of receiving contributions made pursuant to Section 3.3.

SECTION 3

CONTRIBUTIONS

3.1       (a)       Deferral Amounts. The Plan Sponsor shall make a contribution to the Fund on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund. Except to the extent permitted under Section 3.1(c) and Code Section 414(v), the contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1(a) shall be in an amount equal to the amount specified in the Participant’s deferral election, but not greater than sixty percent (60%), but not less than two percent (2%) of the Participant’s Annual Compensation. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Section 3.1(a).

(b)       Limit on Deferral Amounts. Except to the extent permitted under Section 3.1(c) and Code Section 414(v), Elective Deferrals shall in no event exceed the limit set forth in Code Section 402(g) in any one taxable year of the Participant. In the event the amount of Elective Deferrals exceeds Code Section 402(g) limit, in any one taxable year then,

(1)       not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant’s Deferral Amounts which consist of excess Elective Deferrals,

(2)       not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted to reflect income, gain, or loss attributable to it through the date of distribution, and reduced by any “Excess Deferral Amounts,” as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year; and

(3)       that portion of the contributions allocated to the Participant pursuant to Section 3.2 on account of the Deferral Amounts attributable to excess Elective Deferrals shall be forfeited.

The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan. In the event that a Participant’s Elective Deferrals exceed the Code Section 402(g) limit, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates.

(c)	Catch-Up Contributions.

(1)       A Participant who is eligible to contribute Deferral Amounts to the Plan and who has attained or will attain age 50 on or before the last day of the Plan Year shall be eligible to elect to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and have such portion contributed to the Fund on his behalf as catch-up contributions (“Catch-Up Contributions”) in excess of the limits on Deferral Amounts set forth in Section 3.1(a) or 3.1(b) or any limit otherwise established by the Plan Administrator with respect to Highly Compensated Employees under Section 3.1(a). In addition, amounts contributed pursuant to Section 3.1(a) or this Section 3.1(c) may be treated as Catch-Up Contributions to the extent such amounts exceed any limit on Deferral Amounts that may be determined pursuant to Section 3 of Appendix C hereto (this limit and the limits in the preceding sentence being collectively referred to as the “Applicable Deferral Limits”).

(2)       Any election under this Section 3.1(c) must be made before the portion of Annual Compensation that the Participant desires to defer is payable and may only be made or be deemed to have been made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the amount of Annual Compensation that the Participant desires to defer and to have contributed to the Fund. Catch-Up Contributions made pursuant to this Section 3.1(c) by a Participant shall be in an amount equal to the amount specified in the Participant’s deferral agreement and may be made on a payroll period basis or an annual basis in accordance with the administrative procedures provided by the Plan Administrator, but shall in no event shall the contributions exceed the limit on Catch-Up Contributions under Code Section 414(v) in any calendar year ($5,000 for 2008), as adjusted in future years by the Secretary of the Treasury (the “Code Section 414(v) limit”).

(3)       Contributions made pursuant to this Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Section 3.1(a), 3.1(b) and Appendix A hereto. The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C or Code Section 410(b), as applicable, by reason of the making of the Catch-Up Contributions as described in this Section 3.1(c).

(4)       The portion of the contribution made by a Plan Sponsor under this Section 3.1(c) that will be treated as Catch-Up Contributions will be determined as of the last day of the Plan Year. Amounts contributed by a Plan Sponsor pursuant to this Section 3.1(c) or recharacterized pursuant to Section 3 of Appendix C that do not exceed the Applicable Deferral Limits will not be treated as Catch-Up Contributions but will be treated as Deferral Amounts. Amounts contributed by a Plan Sponsor pursuant to this Section 3.1(c) or recharacterized pursuant to Section 3 of Appendix C that exceed the Applicable Deferral Limits will be treated as Contributions; provided, however, that the contribution under this Section 3.1(c) or any amounts recharacterized under Section 3 of Appendix C for any Participant shall not be treated as a Catch-Up Contributions to the extent that those amounts and all other Elective Deferrals of the Participant under the Plan and other plans of the Plan Sponsor and its Affiliates for the taxable year exceed the Participant’s Annual Compensation.

(5)       The excess of the amounts treated as Catch-Up Contributions for a Participant under the Plan and other plans of the Plan Sponsor and its Affiliates over the Code Section 414(v) limit and amounts that are not treated as Catch-Up Contributions solely because they exceed the Participant’s Annual Compensation, will be distributed to the Participant in the same manner as Deferral Amounts are distributed pursuant to Section 3.1(b).

(d)       Deferral Elections. The elections under this Section 3.1 must be made before the Annual Compensation is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage or, if permitted, dollar amount of Annual Compensation that the Participant desires to defer pursuant to Section 3.1(a) and/or 3.1(c) and to have contributed to the Fund. Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in the administrative procedures established by the Plan Administrator.

3.2       Matching Contributions. The Plan Sponsor shall make contributions to the Fund with respect to each pay period during the Plan Year on behalf of each Participant who is an Eligible Employee and who has completed his Eligibility Service in an amount equal to (a) one hundred percent (100%) of the Participant’s Annual Compensation deferred by the Participant pursuant to Section 3.1 for the pay period, to the extent the contribution under Section 3.1 does not exceed three percent (3%) of his Annual Compensation for the pay period, and (b) fifty percent (50%) of the Participant’s Annual Compensation deferred by the Participant pursuant to Section 3.1 for the pay period, to the extent the contribution under Section 3.1 exceeds three percent (3%) of his Annual Compensation for the pay period but does not exceed five percent (5%) of such Annual Compensation. Contributions made pursuant to this Section 3.2 shall be determined without regard to the timing of when a Participant exceeds the limitation under Code 402(g), subject to the non-discrimination provisions of Code Section 401(a)(4).

3.3	Stock Match Contributions.

(a)       The Plan Sponsor proposes to make contributions to the Fund with respect to each Plan Year on behalf of those eligible Participants who have completed at least one year of Service (as defined below) in the amount and manner as determined in this Section 3.3.

(b)       Contributions made pursuant to this Section 3.3 on behalf of each eligible Participant shall be equal to a percentage, not to exceed fifty percent (50%), of the first ten percent (10%) of Base Earnings (as defined below) allocated by such eligible

Participant to the purchase of the Primary Sponsor’s common stock under the Tyson Foods, Inc. Employee Stock Purchase Plan (the “ESPP”) during such Participant’s period of participation in the ESPP following completion of his or her one-year period of Service. The Board of Directors (or any committee of the Board of Directors) shall determine from time to time on a prospective basis the level of contributions to be made pursuant to this Section 3.3, consistent with the general parameters set forth in the immediately preceding sentence. The Plan Administrator shall advise eligible Participants of any change in the level of matching contributions as soon as administratively practicable.

(c)       Contributions generally will be made at or about the same time as the payroll deductions for the Participant contributions under the ESPP to which they relate.

(d)       For purposes of this Section 3.3, an eligible Participant shall be an Employee of the Primary Sponsor (or any Plan Sponsor also maintaining the ESPP) who is determined not to be a Highly Compensated Employee for the applicable Plan Year.

(e)       The Primary Sponsor retains the discretion to suspend for any specific or indefinite periods of time the making of contributions pursuant to this Section 3.3 to otherwise eligible Participants as may from time to time be determined to be in the best interests of the Primary Sponsor. Such determinations shall be made by the Board of Directors (or any committee of the Board of Directors). Any such suspension of contributions may be applied to all eligible Participants or to one or more identifiable classes of eligible Participants and may be implemented at any time. Otherwise eligible Participants affected by any such suspension shall be provided with prior written notice of the implementation, and lifting, of the suspension.

(f)        For purposes of this Section 3.3, the following terms shall have the meanings ascribed to them below:

(1)       “Base Earnings” means the amount of regular salary or wages, including overtime payments and commission payments, but does not include discretionary and non-discretionary bonuses or other irregular payments made by a Plan Sponsor to a Participant.

(2)       “Service” means that period of continuous uninterrupted employment with the Primary Sponsor or any related entity designated by the Primary Sponsor under the ESPP (a “Related Entity”) from an eligible Participant’s most recent date of hire until his date of termination of employment with the Primary Sponsor and all such Related Entities. However, in the case of a Related Entity which has been acquired by the Primary Sponsor through the acquisition of substantially all of the assets or all of the stock of the Related Entity, Service shall include employment prior to the date of such acquisition only on such terms as the Board of Directors may expressly provide.

3.4       Rollover Contributions. Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount to the Fund (which may include without limitation prohibitions against transferring certain categories of Rollover Amounts to the Plan); provided, however, that the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees.

3.5       Forfeitures. Forfeitures contemplated by Section 13.5 or received in a plan-to-plan transfer of funds contemplated by Section 16.5 may be used at the discretion of the Plan Administrator to reduce Plan expenses, to reduce Plan Sponsor contribution obligations or to apply towards the restoration of the forfeited portion of a reemployed Participant’s Account and shall not be used to increase benefits.

3.6       Deduction Limit. Contributions may be made only in cash or other property which is acceptable to the Trustee. In no event will the sum of contributions under Sections 3.1, 3.2, 3.3 and Appendix C exceed the deductible limits under Code Section 404.

3.7       Contributions Related to Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code to the extent required.

SECTION 4

ALLOCATIONS AND INVESTMENT OF TRUST ASSETS

4.1	Allocation of Contributions.

(a)       As soon as reasonably practicable following the date of withholding by the Plan Sponsor, if applicable, and receipt by the Trustee, Plan Sponsor contributions made on behalf of each Participant under Sections 3.1 and 3.2, and Rollover Amounts contributed by the Participant, shall be allocated to the Salary Deferral Contribution Account, Employer Contribution Account and Rollover Account, respectively, of the Participant on behalf of whom the contributions were made.

(b)       As soon as reasonably practicable following the date of the payroll deductions described in Section 3.3(c), Plan Sponsor contributions made under Section 3.3 shall be allocated to the Stock Match Account of each eligible Participant.

4.2       Allocation of Income or Loss.           As of each Valuation Date, the Trustee shall allocate the net income or net loss of each Individual Fund to each Account in the proportion that the value of the Account as of the Valuation Date bears to the value of all Accounts invested in that Individual Fund as of the Valuation Date.

4.3       Loan Fund. A Loan Fund shall be established by the Trustee on behalf of each Participant for whom a loan is made pursuant to Article 5. The Loan Fund shall be credited with the amount of any loan made by the Plan to the Participant and shall be debited with all principal and interest repayments of any such loans. Under rules established by the Plan Administrator, a Participant’s Account shall be debited by the amount credited to the Participant’s Loan Fund.

All principal and interest repayments debited to the Loan Fund shall be invested as contributions to the Participant’s Account pursuant to this Section 4. Each Loan Fund shall be invested in a note or notes made by the Participant evidencing the promised repayment of monies loaned to the Participant from the Fund.

4.4       Participant Direction of Contributions. Subject to a determination by the Plan Administrator that investment options and direction will be given to Participants and Beneficiaries, each Participant and each Beneficiary of a deceased Participant may direct the Plan Administrator to invest contributions to the Participant’s Account in one or more Individual Funds as the Participant shall designate by providing notice to the Plan Administrator according to the procedures and rules established by the Plan Administrator for that purpose.

(a)       All investment directions, or changes in investment directions, of contributions shall be made in accordance with the procedures established by the Plan Administrator, subject to administrative practicalities. New investment directions shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose and subject to administrative practicalities.

(b)       An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein. If no direction is effective for the date a contribution is to be made, all contributions which are to be made for such date shall be invested in such Individual Fund as the Plan Administrator, the Investment Manager, the Investment Committee, or the Trustee, as applicable, may determine, which may include the “qualified default investment alternative” (as described in Section 4.6). To the extent permissible by law, no Fiduciary shall be liable for any loss, which results from a Participant’s exercise or failure to exercise the Participant’s investment election.

4.5       Participant Directions to Transfer Between Individual Funds. A Participant may elect according to the procedures and rules established by the Plan Administrator, to transfer the investment of the Participant’s Account among Individual Funds. An election under this Section shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose, subject to administrative practicalities.

4.6       Qualified Default Investment Alternative. The Plan Administrator may establish a qualified default investment alternative. A “qualified default investment alternative” shall mean a qualified default investment alternative as defined in regulations issued by the Department of Labor pursuant to ERISA Section 404(c)(5), or any successor thereto, that is designated by the Plan Administrator. If all or a portion of the Account of a Participant or Beneficiary who fails to make an affirmative investment election as to such portion of the Participant’s Account is to be invested in the qualified default investment alternative, the Plan Administrator shall provide to such Participant or Beneficiary a notice explaining the Participant’s or Beneficiary’s right to designate how contributions and earnings will be invested and explaining how, in the absence of any investment election, such contributions will be invested and give the Participant or Beneficiary a reasonable period of time after receipt of such notice to make such designation, all in accordance with regulations issued by the U.S. Department of Labor pursuant to ERISA Section 404(c)(5) and shall provide such other information to the Participant or Beneficiary as may be required by such regulations.

SECTION 5

PLAN LOANS

5.1       Eligible Individuals. Subject to the provisions of the Plan and the Trust, each Participant who is an Employee shall have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund. In addition, each “party in interest,” as defined in ERISA Section 3(14), who is (a) a Participant but no longer an Employee, (b) the Beneficiary of a deceased Participant, or (c) an alternate payee of a Participant pursuant to the provisions of a “qualified domestic relations order,” as defined in Code Section 414(p), shall also have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund; provided, however, that loans to such parties in interest may not discriminate in favor of Highly Compensated Employees.

5.2       Application. In order to apply for a loan, a borrower must complete and submit to the Plan Administrator documents or information required by the Plan Administrator for this purpose and must pay all application fees and associated loan processing fees, if any.

5.3       Equivalent Basis. Loans shall be available to all eligible borrowers on a reasonably equivalent basis which may take into account the borrower’s creditworthiness, ability to repay and ability to provide adequate security. Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers. This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in their vested Accounts, notwithstanding that the dollar amount of such loans may differ as a result of differing values of Participants’ vested Accounts. The Plan Administrator may limit Participants’ rights to borrow from one or more categories of subaccounts which, taken together, comprise the Accounts of Participants.

5.4       Interest Rate. Each loan shall bear a “reasonable rate of interest” and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time. A “reasonable rate of interest” shall be that rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances; provided, however, that in setting such interest rate, the Plan Administrator may take into account the provisions of the Servicemembers Civil Relief Act of 2003 which requires that the rate of interest for such a loan subject to the provisions of such Act shall not exceed six percent (6%) per annum.

5.5       Security. Each loan shall be adequately secured, with the security for the outstanding balance of all loans to the borrower to consist of one-half (½) of the borrower’s interest in the Participant’s vested Account, or such other security as the Plan Administrator deems acceptable. No portion of the Participant’s Salary Deferral Contribution Account shall be used as security for any loan hereunder unless and until such time as the loan amount exceeds the value of the borrower’s interest in the Participant’s vested amounts in all other Accounts.

5.6       Loan Limit.     Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates which are qualified under Section 401 of the Code, shall not exceed the lesser of:

(a)	$50,000, reduced by the excess, if any, of

(1)       the highest outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates during the one (1) year period immediately preceding the day prior to the date on which such loan was made, over

(2)       the outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates on the date on which such loan was made, or

(b)       one-half (½) of the value of the borrower’s interest in the vested Account attributable to the Participant’s Account.

For purposes of this Section, the value of the vested Account attributable to a Participant’s Account shall be established as of the latest preceding Valuation Date, or any later date on which an available valuation was made, and shall be adjusted for any distributions or contributions made through the date of the origination of the loan.

5.7       Loan Term. Each loan, by its terms, shall be repaid within five (5) years. The Plan Sponsor may require Employees to repay loans through payroll deductions and prepayments will be allowed to the extent allowed under the note.

5.8	Loan Minimum. Each loan shall be made in an amount of no less than $1,000.

5.9       Maximum Number of Loans. A borrower is permitted to have only two loans existing under this Plan at any one time.

5.10     Default. The entire unpaid principal sum and accrued interest shall, at the option of the Plan Administrator, become due and payable if (a) a borrower fails to make any loan payment when due (including the expiration of any applicable grace period), (b) a borrower ceases to be a “party in interest”, as defined in ERISA Section 3(14), (c) the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan, or (d) a borrower makes any untrue representations or warranties in connection with the obtaining of the loan. In that event, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan, including, but not limited to, the following: (1) direct the Trustee to deduct the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from any benefits that may become payable out of the Plan to the borrower, (2) direct the Plan Sponsor to deduct and transfer to the Trustee the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan from any amounts owed by the Plan Sponsor to the borrower, or (3) liquidate the security given by the borrower, other than amounts attributable to a Participant’s Salary Deferral Contribution Account, and deduct from the proceeds the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan. To the extent that such distribution of an offset amount in the case of Subsection (a) would violate the requirements of Section 401(a) or 401(k) (because for example, the deduction would have to be made from the Participant’s Salary Deferral Contribution Account while the Participant is an Employee), the entire outstanding balance of the loan (including accrued interest) shall be a deemed distribution as provided in Treasury Regulations under Code Section 72(p), and thereafter a distribution of an offset amount may be made at the earliest date legally permissible or deferred, at the Plan Administrator’s discretion applied on a basis not discriminatory in favor of Highly Compensated Employees, until the borrower receives another distribution from the Plan. If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys’ fees in an amount equal to ten percent of the amount then due and all costs of collection. Notwithstanding the foregoing, a loan may be satisfied upon a Participant’s termination of employment by distributing the note evidencing the debt as part of an Eligible Rollover Distribution; provided, however, that the trustee, custodian or administrator for the Eligible Retirement Plan indicates its willingness to accept such property.

5.11     Plan Loan Policy and Regulations. Each loan shall be made only in accordance with a separate loan policy which may be established by the Plan Administrator and regulations and rulings of the Internal Revenue Service and the Department of Labor. The Plan Administrator shall be authorized to administer the loan program of this Section and shall act in his sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met. Any loan shall be funded from a Participant’s Account pursuant to uniform procedures prescribed by the Plan Administrator.

SECTION 6

IN-SERVICE WITHDRAWALS

6.1	Hardship Distributions.

(a)       The Trustee shall, upon the direction of the Plan Administrator, withdraw all or a portion of a Participant’s Salary Deferral Contribution Account consisting of Deferral Amounts (but not earnings thereon), including Catch-Up Contributions made pursuant to Section 3.1(c), prior to the time such account is otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from “hardship” as determined herein. For purposes of this Section, a withdrawal will be deemed to be an account of hardship if the withdrawal is on account of:

(1)       expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)       purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)       payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or for his spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(4)       payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(5)       payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(6)       expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)       if permitted by the Plan Administrator, any other contingency determined by the Internal Revenue Service to constitute an “immediate and heavy financial need” within the meaning of Treasury Regulations Section 1.401(k)-l(d).

(b)       In addition to the requirements set forth in Subsection 6.1(a) above,any withdrawal pursuant to Section 6.1 shall not be in excess of the amount necessary to satisfy the need determined under Section 6.1and shall also be subject to the requirements of this Subsection (b).

(1)       The Participant shall first obtain all withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Plan Sponsor; and

(2)       the Plan Sponsor shall not permit Elective Deferrals, including catch-up contributions as described in Code Section 414(v), or after-tax employee contributions to be made to the Plan or any other plan maintained by the Plan Sponsor, for a period of six (6) months after the Participant receives the withdrawal pursuant to this Section.

Any determination of the existence of hardship and the amount to be withdrawn on account thereof shall be made by the Plan Administrator (or such other person as may be required to make such decisions) in accordance with the foregoing rules as applied in a uniform and nondiscriminatory manner; provided that, unless the Participant requests otherwise, any such withdrawal shall include the amount necessary to pay any federal, state and local income taxes and penalties reasonably anticipated to result from the withdrawal.

(c)       Effective January 1, 2009, to the extent provided in regulations issued by the Secretary of the Treasury, if an event would constitute “hardship” under Subsections (a) and (b) if such event occurred with respect to a Participant’s spouse or dependent (as defined in Code Section 152), such event shall constitute “hardship” if it occurs with respect to a person who is a designated, primary Beneficiary with respect to the Participant.

6.2       Age 59½. A Participant who has attained at least age 59½ may elect to receive a distribution of all or any portion of his Account.

6.3       After-Tax and Rollover Amounts. A Participant may elect to receive a distribution of all or any portion of his After-Tax Contribution Account or Rollover Account.

6.4       Disability. A Participant who becomes subject to a Disability may elect to receive a distribution of all or any portion of his Account.

6.5       General In-Service Distribution Rules. Any withdrawal under this Section 6 shall be made in a lump sum and all such withdrawals shall be made only in accordance with such other rules, policies, procedures, restrictions and conditions as the Plan Administrator may from time to time adopt.

SECTION 7

PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT

7.1	General Rules.

(a)       In the event of Termination of Employment, a Participant whose vested Account exceeds $1,000 may request that payment of his vested Account be made. Payment of a Participant’s Account shall be in the form elected by such Participant under Section 7.1(b). All payments will be made (or commence) as soon as administratively feasible following a Participant’s request. No distribution of the Participant’s Account will be made without his request prior to the first to occur of the following: (1) April 1 of the calendar year following the calendar year in which the Participant attains age 70½, or (2) becoming subject to a Disability.

(b)	Payment of a Participant’s Account may be made in the form of:

(1)       a lump sum payment in cash of the entire Account; provided that with respect to amounts allocated to the Stock Match Account only, a Participant may elect to receive a lump sum payment in cash or in-kind if the Participant’s vested Account exceeds $5,000;

(2)       if the value of the vested Account exceeds $5,000, a Participant or Beneficiary may also select annual or monthly payments, with or without a stated dollar amount (subject to a minimum dollar amount as may be specified by the Plan Administrator from time to time), but no time period may exceed the life expectancy of the Participant or the joint lives of the Participant and his Beneficiary;

(3)       to the extent otherwise permitted, any combination of the foregoing; or

(4)       solely with respect to a Participant a portion of whose account consists of an amount attributable to a plan listed in Appendix D, such additional forms of distribution with respect to certain portions of the Participant’s account in the manner, and to the extent, provided in Appendix D.

(c)       If a Participant who has a Termination of Employment has not previously received a distribution of his Account under Subsection (a) or (b), payment of his Account will be made (or commence) in any event as of April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

7.2       Small Accounts. In the event of Termination of Employment, a Participant whose vested Account is $1,000 or less shall be paid in a lump sum payment in cash as soon as administratively feasible after the Participant’s Termination of Employment.

7.3       Vesting. A Participant shall be fully vested in all portions of his Account at all times.

7.4       Change in Vesting Schedule. If a Plan amendment (including this amendment and restatement) directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in the Participant’s Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) years of vesting service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of the Participant’s benefits accrued both before and after the amendment, unless after the amendment, any such Participant’s nonforfeitable percentage at any time cannot be less than such Participant’s nonforfeitable percentage determined without regard to such amendment. A Participant’s election under this Section 7.4 must be made during the period beginning with the date the amendment is adopted or deemed to be made and ending on the latest of:

(a)	sixty (60) days after the amendment is adopted;

(b)	sixty (60) days after the amendment becomes effective; or

(c)       sixty (60) days after the Participant is issued written notice of the amendment by the Primary Sponsor.

7.5	Cash-out/Buyback.

(a)       If and to the extent the Plan accepts the transfer, by merger or otherwise, of funds attributable to a Participant who, prior to such transaction, experienced a Termination of Employment prior to becoming fully vested in the pre-transaction portion of his Account, the nonvested portion of the Account shall be treated in accordance with this Section. The nonvested portion of the Account of a Participant shall be forfeited as of the earlier of the date the Participant receives a distribution of the vested portion of his Account or the Participant’s Termination Completion Date. For such purposes, a Participant who has had a Termination of Employment and who is not vested in any portion of his Account, the Participant shall be deemed to have received a distribution of his Account.

(b)       If a Participant who has received (or has been deemed to have received) a distribution of the vested portion of his Account is reemployed by a Plan Sponsor or an Affiliate prior to his Termination Completion Date and (1) if the Participant’s Account was partially vested, and the Participant repays to the Fund no later than the fifth anniversary of the Participant’s reemployment by the Plan Sponsor or an Affiliate all of that portion of his vested Account which was paid to him or (2) if the Participant’s Account was not vested upon his Termination of Employment, then any portion of his Account which was forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Participant’s reemployment, respectively. The restoration on any Valuation Date of the forfeited portion of the Account of a Participant pursuant to the preceding sentence shall be made first from forfeitures available for allocation on that Valuation Date, to the extent available, and secondly from contributions by the Plan Sponsor.

SECTION 8

PAYMENT OF BENEFITS ON RETIREMENT

8.1       Commencement of Benefits on Retirement. A retired Participant whose Account exceeds $1,000 shall be paid (or payment shall commence), with the consent of the Participant, as soon as administratively feasible following the Participant’s Retirement Date. If a Participant who has retired has not previously received a distribution of his Account under this Section, payment of his Account will be made (or commence) in any event as of April 1 of the calendar year following the calendar year in which the Participant attains age 70½ .

8.2       Form of Distribution on Retirement. Payment of a Participant’s Account pursuant to this Section 8 may be made in one of the forms as described in Section 7.1(b) elected by such Participant.

8.3       Small Accounts Payable on Retirement. Notwithstanding Section 8.2, a retired Participant whose Account is $1,000 or less shall be paid in a lump sum payment as soon as administratively feasible following the date the Participant attains a Retirement Date.

SECTION 9

DEATH BENEFITS

If a Participant dies before receiving a distribution of his vested Account, his Beneficiary shall receive the Participant’s vested Account either (a) if the Participant’s vested Account is $1,000 or less, in a lump sum payment in cash as soon as administratively feasible after the Participant’s death or (b) otherwise, in any one of the forms described in Section 7.1(b) as elected by the Beneficiary as soon as administratively feasible following the death of the Participant or, if the Beneficiary so elects, at any later date permitted under Appendix E. If a Participant dies after beginning to receive a distribution of his vested Account, his Beneficiary shall receive the undistributed portion of his vested Account, if any, in any form described in Section 7.1(b) selected by the Beneficiary.

Effective January 1, 2007, in case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

SECTION 10

GENERAL RULES ON DISTRIBUTIONS

10.1     Adjustments for Income. Except for installment distributions,Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date with respect to which the Account is valued for imminent payout purposes. Prior to distribution of an Account, the Account shall be reduced by the amount necessary to satisfy the unpaid principal, accrued interest and penalties on any loan made to the Participant.

10.2     Form of Election Irrevocable. A Participant or Beneficiary’s election as to the form of payment of the Participant’s Account under Section 7.1(b) shall be irrevocable once such election is processed by the Plan Administrator; provided, however, effective January 1, 2009, that any Participant or Beneficiary receiving payments in the form permitted under Section 7.1(b)(2) may make a one-time election to receive the remaining installments in a lump sum.

10.3     Direct Rollovers. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 10 (other than Section 10.2), a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. If the Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice required under Treasury Regulations section 1.411(a)-11(c) is given, provided that:

(a)       the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b)       the Distributee, after receiving the notice, affirmatively elects a distribution.

10.4     Suspension for Rehires. If a Participant has a termination of employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a complete distribution of his Account, the Participant shall not be entitled to a distribution or, if applicable, to any remaining distributions, of his Account under this Section while he is an Employee.

10.5     Required Minimum Distributions. Notwithstanding any other provisions of the Plan, distributions will be made in accordance with Code Section 401(a)(9) and the regulations issued thereunder, including the incidental benefit requirements and such distributions shall be administered in accordance with the requirements of Appendix E hereto.

10.6     Withholding. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator and Trustee shall have the right to withhold any and all Federal, state and local taxes which may be withheld in accordance with applicable law.

SECTION 11

ADMINISTRATION OF THE PLAN

11.1     Trust Agreement. The Primary Sponsor shall establish a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

11.2     Operation of the Plan Administrator. The Primary Sponsor shall appoint a Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing one or more persons who may act on behalf of the Plan Administrator. If more than one person is so designated with respect to the same administrative function, a majority of such persons shall constitute a quorum for the transaction of business and shall have the full power to act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor. Upon removal or resignation of the Plan Administrator, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor. An organization serving as Plan Administrator shall have the right to remove any person designated to act on behalf of the Plan Administrator at any time by notice in writing. Any such designee may resign at any time by written notice of resignation to the Plan Administrator. Upon removal or resignation of any such designee, the Plan Administrator may appoint a successor.

11.3	Fiduciary Responsibility.

(a)       The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Plan Administrator and may designate in writing persons other than the Trustee to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may remove any person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

(b)       The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary’s responsibilities under the Plan. Charges for all such services performed and advice rendered may be paid by the Fund to the extent permitted by ERISA.

(c)       Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator or the Investment Committee, except those individuals who are not a Plan Sponsor or an employee of a Plan Sponsor, if any, from and against any and all claims, losses, costs, expenses (including, without limitation, attorney’s fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person.

11.4	Duties of the Plan Administrator.

(a)       The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee be required to make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.

(b)       The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Participants, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

(c)       The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan and the Trust.

(d)       The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

11.5     Investment Manager. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

11.6     Investment Committee. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Committee. The Primary Sponsor shall have the right to remove any person on the Investment Committee at any time by notice in writing to such person. A person on the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, or in the event of the death of a person on the Investment Committee, the Primary Sponsor may appoint a successor. Until a successor has been appointed, the remaining persons on the Investment Committee may continue to act as the Investment Committee.

11.7     Action by a Plan Sponsor. Any action to be taken by a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or the Trust or to determine the basis of any Plan Sponsor contributions.

11.8     Corrective Action. Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may make corrective contributions, allocations, or distributions or take any other corrective action required to comply with, or otherwise permitted by, any program provided pursuant to applicable law, including without limitation the Employee Plans Compliance Resolution System or any successor guidance

11.9     Appeals Fiduciary. The Primary Sponsor shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 12.3 and 12.4. The Appeals

Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, the Primary Sponsor shall appoint a successor.

SECTION 12

CLAIM REVIEW PROCEDURE

12.1     Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90)-day or forty-five (45)-day period, as applicable. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial thirty (30)-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial thirty (30)-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

12.2     Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a)	the specific reasons for the denial;

(b)       specific references to the pertinent provisions of the Plan on which the denial is based;

(c)       a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)       an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review;

(e)       in the case of a claim for benefits due to a Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f)        in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

12.3     Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

(a)       request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s Disability);

(b)       request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c)       submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d)       a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

12.4	Application for Review.

(a)       If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 12.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

(b)       If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

(i)        consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(ii)       identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

12.5     Hearing. Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

12.6     Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

12.7     Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

12.8     Decision on Review. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan

Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a)	the specific reasons for the decision;

(b)       specific references to the pertinent provisions of the Plan on which the decision is based;

(c)       a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)       an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e)       in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f)        in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g)       in the case of a claim for benefits due to a Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

SECTION 13

INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

13.1     Anti-Alienation. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a “qualified domestic relations order” (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan

Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith. In addition, a distribution to an “alternate payee” (as defined in Code Section 414(p)) shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not yet separated from service or reached the “earliest retirement age” (as defined in Code Section 414(p)).

13.2     Exceptions to Anti-Alienation. Notwithstanding any other provision of the Plan, the benefit of a Participant shall be subject to legal process and may be assigned, alienated or attached pursuant to a court judgment or settlement provided:

(a)       such Participant is ordered or required to pay the Plan in accordance with the following:

(1)	a judgment or conviction for a crime involving the Plan;

(2)       a civil judgment entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA; or

(3)       a settlement agreement between such Participant and the Secretary of Labor, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and

(b)       the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant’s benefits under the Plan.

13.3     Attempts to Alienate. If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefitin the event a Participant or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Trustee shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

13.4     Minors and Incompetents. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefitof such minor or incompetent.

13.5     Missing Participants. If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with applicable Plan provisions,except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the forfeited amount shall be restored either from Trust income or by a special contribution by the Plan Sponsor to the Plan, as determined by the Plan Administrator, in an amount equal to the payment to be paid to the Participant.

SECTION 14

PROHIBITION AGAINST DIVERSION

At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions. Expenses incurred in the administration of the Plan shall be paid from the Trust, to the extent permitted by ERISA, unless such expenses are paid by a Plan Sponsor; provided, further, that a Plan Sponsor may be reimbursed by the Fund, to the extent permitted by ERISA, for Plan expenses originally paid by the Plan Sponsor.

SECTION 15

LIMITATION OF RIGHTS

Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

SECTION 16

AMENDMENT TO OR TERMINATION OF THE

PLAN AND THE TRUST

16.1     Right of Primary Sponsor to Amend or Terminate. The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

16.2     Right of Plan Sponsor to Terminate Participation. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor. The Primary Sponsor may, in its absolute discretion, terminate the participation of any other Plan Sponsor at any time.

16.3	Plan Termination.

(a)       If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Participants and Beneficiaries, and for no other purposes, and the Account of each affected Participant shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

(b)       In the event of the partial termination of the Plan, each affected Participant’s Account shall be fully vested and nonforfeitable.

16.4     Payments Upon Plan Termination. In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be distributed in accordance with the applicable distribution provisions of the Plan pursuant to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

16.5     Plan Merger. In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

16.6     Optional Benefits. Notwithstanding any other provision of the Plan, an amendment to the Plan –

(a)       which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

(b)	which eliminates an optional form of benefit

shall not be effective with respect to benefits attributable to service before the amendment is adopted (except as otherwise provided in regulations issued by the Department of the Treasury). In the case of a retirement-type subsidy described in Subsection (a) above, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

SECTION 17

ADOPTION OF PLAN BY AFFILIATES

Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the “limitation year” as to such Plan Sponsor, if different than the Plan Year. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust under Code Sections 401(a) and 501(a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust, and the Plan and Trust shall terminate, as to the adopting Affiliate or other corporation or business entity.

SECTION 18

QUALIFICATION AND RETURN OF CONTRIBUTIONS

18.1     Initial Qualification Failure. If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust within one (1) year after the date of denial of qualification (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust, (b) contributions made by a Participant shall be returned to the Participant who made the contributions, and (c) the Plan and Trust shall thereupon terminate.

18.2     Deductibility. All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Participant’s Account to be less than the balance would have been had the mistaken contribution not been made.

SECTION 19

INCORPORATION OF SPECIAL LIMITATIONS

Appendices A, B, C, D and E to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

TYSON FOODS, INC.
By: /s/ Dennis Leatherby
Title: Exec. Vice President and Chief Financial Officer

ATTEST: /s/ R. Read Hudson
Title: V.P., Associate General Counsel and Secretary

APPENDIX A

LIMITATION ON ALLOCATIONS

SECTION 1

Except to the extent permitted under Plan Section 3.1(c) and Code Section 414(v), if applicable, the “annual addition” for any Participant for any one limitation year may not exceed the lesser of:

(a)       $46,000 (for the 2008 Plan Year), as adjusted under Code Section 415(d); or

(b)	100% of the Participant’s Annual Compensation.

The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

SECTION 2

(a)       For the purposes of this Appendix A, the term “annual addition” for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year.

(b)	Participant contributions shall be determined without regard to:

(1)	Rollover Amounts;

(2)	repayments of loans made to a Participant from a plan;

(3)	catch-up contributions as described in Code Section 414(v);

(4)       repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Section 411(a)(3)(D) or repayments of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3);

(5)       repayments that would have been described in Paragraph (4) except that the plan to which such repayment is being made does not restrict the timing of repayments to the maximum extent permitted by Code Section 411(a);

(6)       employee contributions to a qualified cost of living arrangement within the meaning of Code Section 415(k)(2)(B); and

(7)       a payment described in Treasury Regulation Section 1.415(c)-1(b)(2)(ii)(C) made to restore losses to a plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of a fiduciary duty under Title I of ERISA or under other applicable federal or state law, where plan participants who are similarly situated are treated similarly with respect to the payments

SECTION 3

For purposes of this Appendix A, the term “limitation year” shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve month period adopted in accordance with regulations issued by the Secretary of the Treasury.

SECTION 4

For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan. In the event any of the actions to be taken pursuant to Section 5 of this Appendix A or pursuant to any language of similar import in another defined contribution plan are required to be taken as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A, because of the Participant’s participation in more than one defined contribution plan, the actions shall be taken first with regard to this Plan.

SECTION 5

In the event that as a result of the allocation of forfeitures to the Account of a Participant, a reasonable error in estimating the Participant’s Annual Compensation, a reasonable error in determining the amount of Elective Deferrals, or other similar circumstances, the annual addition allocated to the Account of a Participant exceeds the limitations set forth in Section 1 of this Appendix A, the Plan Administrator shall, in writing, direct the Trustee to take such actions as are permitted by the Internal Revenue Service for the correction of such errors as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved. Notwithstanding anything contained in the Plan to the contrary, the Plan Administrator may modify any such action with respect to reduction of Participants’ Accounts in accordance with such procedures as the Plan Administrator may establish with respect to catch-up contributions as described in Code Section 414(v).

SECTION 6

The provisions of this Appendix A shall be construed in a manner consistent with the provisions of final Treasury Regulations issued under Code Section 415 and any successor guidance.

APPENDIX B

TOP-HEAVY PROVISIONS

SECTION 1

As used in this Appendix B, the following words shall have the following meanings:

(a)       “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

(b)       “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1)       an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $150,000 (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury) for the calendar year in which the Plan Year ends, where the term “officer” means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer. If for any year, no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (1);

(2)       an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3)       an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

For purposes of determining ownership under Subsections (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318 (modified as described in Clause (i) above).

Employees other than Key Employees are sometimes referred to in this Appendix B as “non-key employees.”

(c)	“Required Aggregation Group” means:

(1)       each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) in which a Key Employee is a participant, and

(2)       each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

(d)	(1)	“Top-Heavy” means:

(A)      if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)        the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) made in the Plan Year in which the determination is being made) under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) for the current Plan Year) under the Plan for all Participants; and

(ii)       the Plan, when included in every potential combination, if any, with any or all of:

(I)	any Required Aggregation Group, and

(II)      any plan of the Plan Sponsor which is not part of any Required Aggregation Group and which qualifies under Code Section 401(a);

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(B)      if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)        the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(ii)       the Required Aggregation Group, when included in every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

(C)      For purposes of Subparagraphs (A)(ii) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(2)	A group shall be deemed to be a Top-Heavy Group if:

(A)      the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

(B)      sixty percent (60%) of a similar sum determined for all participants in such plans.

(3)       (A)      For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

(i)        as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

(ii)       as to any simplified employee pension, the aggregate employer contributions, and

(iii)      an adjustment for contributions due as of the Determination Date or last day of a plan year.

In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date to the extent permitted by regulations or other guidance of general applicability to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

(B)      For purposes of this Subsection, the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a twelve (12) month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

(C)      For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the one-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls. In the case of a distribution made with respect to a Participant made for a reason other than severance from employment, death, or disability, this provision shall applied by substituting a five-year period for the one-year period.

(D)      For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

(E)       For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

(F)       For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the Plan during the one-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account.

(G)      (i)        In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

(ii)       in the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

SECTION 2

(a)       Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeituresfor the Plan Year for the Account of each Participant who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than three percent (3%) percent of the Participant’s Annual Compensation. For purposes of this Subsection, an allocation to a Participant’s Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

(b)       (1)       The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for a Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account but allocations of catch-up contributions as described in Code Section 414(v) shall not be taken into account.

(2)       For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.

(3)       This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

SECTION 3

Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Participant’s interest in his Account shall not vest at any rate which is slower than the following schedule, effective as of the first day of that Plan Year:

Full Years of	Percentage
Vesting Service	Vested

Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%

The Schedule set forth above in this Section 4 shall be inapplicable to a Participant who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the Schedule set forth above shall cease to apply; provided however, that the provisions of the Plan Section dealing with changes in the vesting schedule shall apply.

APPENDIX C

SPECIAL NONDISCRIMINATION RULES

The Plan is intended to satisfy the requirements of Code Section 401(k)(12) with respect to contributions under Section 3.1 and Code Section 401(m)(11) with respect to contributions under Section 3.2. The Plan Sponsor will make Matching Contributions pursuant to Section 3.2, which are intended to satisfy the safe harbor requirements of Treasury Regulations Sections 1.401(k)-3 and 1.401(m)-3. Accordingly, this Appendix C is not applicable for any Plan Year during which the Plan Sponsor intends the Plan to satisfy the safe harbor requirements of Treasury Regulations Sections 1.401(k)-3 and 1.401(m)-3.

SECTION 1

As used in this Appendix, the following words shall have the following meanings:

(a)       “Eligible Participant” means a Participant who is an Employee during any particular Plan Year.

(b)       “Highly Compensated Eligible Participant” means any Eligible Participant who is a Highly Compensated Employee.

(c)       “Matching Contribution” means any contribution made by a Plan Sponsor to a Matching Account and any other contribution made to a plan by a Plan Sponsor or an Affiliate on behalf of an Employee on account of a contribution made by an Employee or on account of an Elective Deferral.

(d)       “Qualified Matching Contributions” means Matching Contributions which are immediately nonforfeitable when made, and which would be nonforfeitable, regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Section 401(k)(2)(B) of the Code and the regulations thereunder.

(e)       “Qualified Nonelective Contributions” means contributions of the Plan Sponsor or an Affiliate, other than Matching Contributions or Elective Deferrals, which are nonforfeitable when made, and which would be nonforfeitable regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.

SECTION 2

In addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:

(a)       the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by 1.25; or

(b)       the excess of the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all other Eligible Participants for such Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by two (2).

The “actual deferral percentage” for the Highly Compensated Eligible Participants and all other Eligible Participants for a Plan Year is the average in each group of the ratios, calculated separately for each Employee, of the Deferral Amounts contributed by the Plan Sponsor on behalf of an Employee for the Plan Year to the Annual Compensation of the Employee in the Plan Year. In addition, for purposes of calculating the “actual deferral percentage” as described above, Deferral Amounts of Employees who are not Highly Compensated Employees which are prohibited by Code Section 401(a)(30) shall not be taken into consideration. Except to the extent limited by Treasury Regulation section 1.401(k)-2(a)(6) and any other applicable regulations promulgated by the Secretary of the Treasury, all or part of the Qualified Matching Contributions and Qualified Nonelective Contributions (other than Qualified Nonelective Contributions that are treated as Matching Contributions pursuant to Section 5 of Appendix C) made pursuant to the Plan may be treated as Deferral Amounts for purposes of determining the “actual deferral percentage.” The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made.

SECTION 3

If the Deferral Amounts contributed on behalf of any Highly Compensated Eligible Participant exceeds the amount permitted under the “actual deferral percentage” test described in Section 2 of this Appendix C for any given Plan Year, then before the end of the Plan Year following the Plan Year for which the Excess Deferral Amount was contributed, the portion of the Excess Deferral Amount for the Plan Year attributable to a Highly Compensated Participant, as adjusted in accordance with applicable Treasury Regulations to reflect income, gain, or loss attributable to it for the Plan Year for which the test is being performed and reduced by any excess Elective Deferrals as determined pursuant to Section 3.1 previously distributed to a Participant for the Participant’s taxable year ending with or within the Plan Year, may be distributed to the Highly Compensated Eligible Participant. The income, gain or loss allocable to such Excess Deferral Amount shall be determined in a similar manner as described in Section 4.2 of the Plan or in any other manner permitted by applicable Treasury Regulations. The Excess Deferral Amount to be distributed shall be reduced by Deferral Amounts previously distributed for the taxable year ending in the same Plan Year, and shall also be reduced by Deferral Amounts previously distributed for the Plan Year beginning in such taxable year. The portion of the Matching Contribution on which such Excess Deferral Amount was based shall be forfeited upon the distribution of such Excess Deferral Amount.

Notwithstanding the foregoing, if the Plan satisfies the actual deferral percentage test through correction by distribution of Excess Deferral Amounts for any Plan Year, any Excess Deferral Amounts attributable to a Highly Compensation Eligible Participant who is eligible to make catch-up contributions pursuant to Section 3.1(c) of the Plan, subject to the limitations of Code Section 414(v), shall be retained in the Plan and treated as catch-up contributions under the Plan. To the extent that the Excess Deferral Amount would exceed the applicable dollar amount specified in Code Section 414(v), as adjusted, such amount shall be distributed in accordance with the foregoing provisions of this Section 3.

(a)    For purposes of this Section 3, “Excess Deferral Amount” means, with respect to a Plan Year, the excess of:

(1)   the aggregate amount of Deferral Amounts contributed by a Plan Sponsor on behalf of Highly Compensated Eligible Participants for the Plan Year, over

(2)   the maximum amount of Deferral Amounts permitted under Section 2 of this Appendix C for the Plan Year, which shall be determined by reducing the Deferral Amounts contributed on behalf of Highly Compensated Eligible Participants in order of the actual deferral percentages beginning with the highest of such percentages.

(b)   Distribution of the Excess Deferral Amount for any Plan Year shall be made to Highly Compensated Eligible Participants on the basis of the dollar amount of Deferral Amounts attributable to each Highly Compensated Eligible Participant. The Plan Sponsor shall determine the amount of Excess Deferral Amounts which shall be distributed to each Highly Compensated Eligible Participant as follows.

(1)   The Deferral Amounts allocated to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Deferral Amounts for the Plan Year to be equal to the dollar amount of the Deferral Amounts allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Deferral Amounts for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Paragraph (1), equals the total Excess Deferral Amounts.

(2)   If the total amount distributed under Paragraph (1) of this Section 3(b) is less than the total Excess Deferral Amounts, the procedure in Paragraph (1) shall be successively repeated until the total dollar amount distributed is equal to the total Excess Deferral Amounts attributable to Highly Compensated Eligible Participants.

If a distribution of the Excess Deferral Amounts attributable to the Highly Compensated Eligible Participants is made in accordance with Paragraphs (1) and (2) of this Section 3(b), the limitations in Section 2 of this Appendix C shall be treated as being met regardless of whether the actual deferral percentage, if recalculated after such distributions, would have satisfied the requirements of Section 2.

SECTION 4

The Plan Administrator shall have the responsibility of monitoring the Plan’s compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Plan Section 3.1(a). Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.

SECTION 5

In addition to any other limitations set forth in the Plan, Matching Contributions under the Plan and the amount of nondeductible employee contributions under the Plan, for each Plan Year must satisfy one of the following tests:

(a)       The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Participants for the Plan Year; or

(b)       The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed the lesser of (1) 200 % of the contribution percentage for all other Eligible Participants for the Plan Year, and (2) the contribution percentage for all other Eligible Participants for the Plan Year plus two (2) percentage points.

Notwithstanding the foregoing, for purposes of this Section 5, the terms Highly Compensated Eligible Participant and Eligible Participant shall not include any Participant who is not eligible to receive a Matching Contribution under the provisions of the Plan, other than as a result of the Participant failing to contribute to the Plan or failing to have an Elective Deferral contributed to the Plan on the Participant’s behalf. The “contribution percentage” for Highly Compensated Eligible Participants and for all other Eligible Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C) and nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan

Year. Except to the extent limited by Treasury Regulation Section 1.401(m)-2(a)(6) and any other applicable regulations promulgated by the Secretary of the Treasury, a Plan Sponsor may elect to treat Deferral Amounts and Qualified Nonelective Contributions as Matching Contributions for purpose of determining the “contribution percentage,” provided the Deferral Amounts, excluding those treated as Matching Contributions, satisfy the test set forth in Section 2 of Appendix C.

The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan Year for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Notwithstanding the foregoing, Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for purposes of applying the test contained in Section 2 of this Appendix C shall not be taken into account under this Section 5.

SECTION 6

If either (a) the Matching Contributions and, if taken into account under Section 5 of this Appendix C, the Deferral Amounts, Qualified Nonelective Contributions and/or Qualified Matching Contributions made on behalf of Highly Compensated Eligible Participants, or (b) the nondeductible employee contributions made by Highly Compensated Eligible Participants exceed the amount permitted under the “contribution percentage test” for any given Plan Year, then, before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, the amount of the Excess Aggregate Contributions attributable to the Plan for the Plan Year under either Section 6(a)(1) or (2), or both, as adjusted to reflect any income, gain or loss attributable to such contributions through the end of the Plan Year shall be distributed or, if the Excess Aggregate Contributions are forfeitable, forfeited. The income allocable to such contributions shall be determined in a similar manner as described in Section 4.2of the Plan. As to any Highly Compensated Employee, any distribution or forfeiture of his allocable portion of the Excess Aggregate Contributions for a Plan Year shall first be attributed to any nondeductible employee contributions made by the Participant during the Plan Year for which no corresponding Plan Sponsor contribution is made and then to any remaining nondeductible employee contributions made by the Participant during the Plan Year and any Matching Contributions thereon. As between the Plan and any other plan or plans maintained by the Plan Sponsor in which Excess Aggregate Contributions for a Plan Year are held, each such plan shall distribute or forfeit a pro-rata share of each class of contribution based on the respective amounts of a class of contribution made to each plan during the Plan Year. The payment of the Excess Aggregate Contributions shall be made without regard to any other provision in the Plan.

For purposes of this Section 6, with respect to any Plan Year, “Excess Aggregate Contributions” means the excess of:

(a)      the aggregate amount of the Matching Contributions and nondeductible employee contributions (and any Qualified Nonelective Contributions or Qualified

Matching Contributions) and, it taken into account under Section 5 of this Appendix C, the Deferral Amounts actually made on behalf of Highly Compensated Eligible Participants for the Plan Year, over

(b)       the maximum amount of contributions permitted under the limitations of Section 5 of this Appendix C, determined by reducing contributions made on behalf of Highly Compensated Eligible Participants in order of their contribution percentages beginning with the highest of such percentages.

The determination of the amount of Excess Aggregate Contributions under this Section 6 shall be made after (1) first determining the excess Elective Deferrals under Section 3.1(b) of the Plan and (2) then determining the Excess Deferral Amounts under Section 3 of this Appendix C.

(c)    Distribution or forfeiture of nondeductible employee contributions or Matching Contributions in the amount of the Excess Aggregate Contributions for any Plan Year shall be made with respect to Highly Compensated Eligible Participants on the basis of the dollar amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant. Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this Section 6. The Plan Sponsor shall determine the amount of Excess Aggregate Contributions which shall be distributed to each Highly Compensated Eligible Participant (or forfeited, if forfeitable) as follows.

(1)   The Matching Contributions and nondeductible contributions allocated to the Highly Compensated Eligible Participant with the highest dollar amount of such contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Matching Contributions and nondeductible contributions for the Plan Year to be equal to the dollar amount of such contributions allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Matching contributions and nondeductible contributions for the Plan Year. This amount is then distributed to (or forfeited from the Account of, if forfeitable) the Highly Compensated Eligible Participant with the highest dollar amount of Matching Contributions and nondeductible contributions, unless a smaller reduction, when added to the total dollar amount already distributed (or forfeited, if forfeitable) pursuant to this Paragraph (1), equals the total Excess Aggregate Contributions.

(2)   If the total amount distributed (or forfeited, if forfeitable) under Paragraph (1) is less than the total Excess Aggregate Contributions, the procedure in Paragraph (1) shall be repeated until the total dollar amount of Matching Contributions and nondeductible contributions distributed (or forfeited, if forfeitable) is equal to the total Excess Aggregate Contributions attributable to Highly Compensated Eligible Participants.

If a distribution of the total Excess Aggregate Contributions is made in accordance with Paragraphs (1) and (2) of this Section 6(c), the limitations in Section 5 of this Appendix C shall be treated as being met regardless of whether the actual contribution percentage, if recalculated after such distributions, would have satisfied the requirements of Section 5.

SECTION 7

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the “actual deferral percentage” and “contribution percentage” under the Plan.

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(1), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the “contribution percentage” and “actual deferral percentage” under the Plan.

APPENDIX D

FROZEN BENEFIT DISTRIBUTION RULES

SECTION 1

DEFINITIONS

For purposes of this Appendix D, the following terms shall have the following meanings:

(a)       “Annuity Starting Date” means the date on which a distribution is deemed to commence for purposes of calculating the benefit to be distributed.

(b)       “Qualified Joint and Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the life of his/her spouse which is one-half of the amount of the annuity payable during the joint lives of the Participant and his/her spouse and which is the actuarial equivalent of a single life annuity for the life of the Participant.

(c)       “Preretirement Survivor Annuity” means an annuity for the life of the surviving spouse of a deceased Participant that has an actuarial present value that is equal to 100% of the balance in the Participant’s account as of the date of the Participant’s death.

(d)       “Qualified Optional Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the life of his/her spouse which is three-quarters of the amount of the annuity payable during the joint lives of the Participant and his/her spouse and which is the actuarial equivalent of a single life annuity for the life of the Participant.

For purposes of this Appendix D, the following election rules shall apply:

The Plan Administrator shall furnish to the Participant a written explanation of:

(a)       the terms and conditions of a Qualified Joint and Survivor Annuity, a Qualified Optional Survivor Annuity and a Qualified Preretirement Survivor Annuity;

(b)       the Participant’s right to make, and the effect of, an election not to receive the Qualified Joint and Survivor Annuity or the Qualified Preretirement Survivor Annuity;

(c)	the rights of the Participant’s spouse as described below; and
(d)	the right to make and the effect of such an election.

In the case of a Qualified Joint and Survivor Annuity and Qualified Optional Survivor Annuity, the written explanation shall be provided to the Participant no less than thirty (30) days and no more than ninety (90) days prior to the first date on which he is entitled to commencement of payments from the Fund. Notwithstanding the foregoing, a

Participant may elect to waive the requirement that the written explanation be provided at least thirty (30) days prior to commencement of payments, provided that the first payment from the Fund occurs more than seven (7) days from the date the explanation is received by the Participant. In the case of the Qualified Preretirement Survivor Annuity, the written explanation shall be provided to the Participant in whichever of the following periods ends last:

(i)        the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(ii)       the period beginning one year before and ending one year after the Employee first becomes a Participant;

(iii)      the period beginning one year before and ending one year after these rules apply to the Participant; or

(iv)      a reasonable period of time after separation from service in the case of a Participant who separates from service before attaining age 35.

The Participant may elect during the “applicable election period” not to receive his benefit in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity by execution and delivery to the Plan Administrator of a form that purpose by the Plan Administrator. The term “applicable election period” shall mean, with respect to a Qualified Joint and Survivor Annuity, the 90-day period ending on the first date on which the Participant is entitled to commencement of payment from the Fund. In the event the Participant waives the minimum thirty (30) day requirement for the written explanation, the “applicable election period” shall not end before the period ending thirty (30)-days after the Participant receives the written explanation. Notwithstanding the foregoing, if the Participant receives the written explanation of the Qualified Joint and Survivor Annuity and affirmatively elects a form of distribution, the payments from the Fund may commence less than thirty (30) days after the Participant receives the written explanation provided that the Participant may revoke the affirmative distribution election until the later of the time payments from the Fund are to begin or the expiration of the seven (7) day period which begins on the day after the Participant receives the written explanation. With respect to a Qualified Preretirement Survivor Annuity, the “applicable election period” shall mean the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death.

In the case of a married Participant, no election (other than an election to receive payment in the form of a Qualified Optional Survivor Annuity in lieu of a Qualified Joint and Survivor Annuity) shall be effective unless:

(A)      the spouse of the Participant consents in writing to the election and the consent acknowledges the effect of the election (including, if applicable, the identity of any Beneficiary other than the Participant’s spouse and the alternate form of payment) and is witnessed by a notary public, or

(B)      it is established to the satisfaction of the Plan Administrator that the consent required pursuant to subparagraph (A) above may not be obtained because there is no spouse, the spouse cannot be located, the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a qualified domestic relations order provides otherwise, or of any other circumstances as permitted by regulations promulgated by the Department of the Treasury. If the spouse is legally incompetent to give consent, consent by the spouse’s legal guardian shall be deemed to be consent by the spouse.

Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to that spouse. If an election is made, the Participant’s Account may be paid in any alternate form of payment permitted by the Plan. Any waiver of a Qualified Preretirement Survivor Annuity made prior to the first day of the Plan Year in which the Participant attains age 35 shall become invalid as of the first day of the Plan Year in which the Participant attains age 35 and a Qualified Preretirement Annuity shall be provided, unless a new waiver is obtained. The Participant may revoke any election not to receive payment in the form of a Qualified Joint and Survivor Annuity at any time prior to commencement of payments from the Fund, and may make a new election at any time prior to the commencement of payments from the Fund

If a Participant is married and has in effect an annuity form of payment for the payment of his Account and the Participant wishes to obtain a loan from the Plan in accordance with Plan Section 5, the Participant’s spouse must, within the ninety (90) day period preceding the date the loan is made, consent to the loan and the possibility of a reduction in the Participant’s Account resulting in its nonpayment.

SECTION 2

HUDSON PLAN

Except as may be required or permitted by Plan Sections 7 through 10, effective April 1, 1998, all distributions made to a Participant or his beneficiaries attributable to amounts transferred to this Plan from the Prior Retirement Account under the Hudson Foods, Inc. 401(k) Retirement Plan (the “Hudson Plan”) shall be made by the Trustee in one of the following methods:

(a)       Qualified Joint and Survivor Annuity or Life Annuity. A Participant who is married and begins to receive payments under the Plan shall receive payments in the form of a Qualified Joint and Survivor Annuity, unless the Participant, with the consent of his spouse, has properly elected otherwise. An unmarried Participant shall receive his benefits in the form of a single life annuity, unless the Participant elects properly otherwise.

(b)       Preretirement Survivor Annuity. If a Participant who is married dies before the date upon which benefit payments are to commence, the Participant’s surviving spouse shall receive payments, commencing immediately, in the form of a Preretirement Survivor Annuity, unless the Participant, with the consent of his spouse has properly elected otherwise.

(c)       Optional Forms. In the event a Participant elects not to receive benefits in the form described in Subsection (a) above, the distribution of benefits may be made by the Trustee in one of the methods elected by the Participant described below:

(i)        single life annuity, a single life annuity with a five- or ten-year certain term,

(ii)       an actuarially equivalent life annuity with a survivor annuity payable to the Participant’s spouse equal to 100%, 66 and 2/3% or 50% of the payments made to the Participant during his life, or

(iii)	a Qualified Optional Survivor Annuity.

APPENDIX E

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1

GENERAL RULES

(a)       Effective Date and Precedence. The provisions of this Appendix E will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Appendix E will take precedence over any inconsistent provisions of the Plan.

(b)       Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(c)       TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix E, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2

TIME AND MANNER OF DISTRIBUTION

(a)       Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)       Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)       If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)       If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)       If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)       If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than Section 2(b)(1) of this Appendix E, will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 4 of this Appendix E, unless Section 2(b)(4) of this Appendix E applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(b) of this Appendix E applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix E. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)       Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Appendix E. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.

SECTION 3

REQUIRED MINIMUM DISTRIBUTIONS

DURING PARTICIPANT’S LIFETIME

(a)       Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)       the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year;

(2)       if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b)       Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

SECTION 4

REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

(a)	Death On or After Date Distributions Begin.

(1)       Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)        The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)       If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)      If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)       No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(1)       Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the

Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(a).

(2)       No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)       Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix E, this Section (b) will apply as if the surviving spouse were the Participant.

SECTION 5

DEFINITIONS

As used in this Appendix E, the following words and phrases shall have the meaning set forth below:

(a)       Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.6 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(b)       Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c)       Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d)       Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation

Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(e)       Required Beginning Date. Required Beginning Date means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that in the case of a person described in Section 1(b)(2) of Appendix B the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70½.